UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

PROTECWERX INC.
(Name of Small Business Issuer in its Charter)

NEVADA	2300	None
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 Fifth Avenue, Suite 4100,
Seattle, Washington, 98104
Tel: 206 839 8566

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, Nevada 89706
Tel: 775 882 3072

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Conrad C. Lysiak
Suite 503, West 601 First Avenue,
Spokane, Washington, 99207
Tel: 509 624 1475
Fax: 509 747 1770

Approximate Date of Proposed Sale to the Public: As soon as practicable after this Prospectus is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective Prospectus for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Prospectus number of the earlier effective Prospectus for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Prospectus number of the earlier effective Prospectus for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer☐ Accelerated filer☐ Non-accelerated filer☐ Smaller reporting company☑

		Proposed
		Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be	Registered (1)	per Unit (2)	Price (2)	Registration Fee
Registered	(#)	($)	($)	($)
Shares of Common Stock, par value $0.00001	57,500	1.00	57,500	2.26
Total Fee Due				2.26

1	Total 57,500 shares of common stock are offered by the selling shareholders.
2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
PROTECWERX INC.
57,500 SHARES
COMMON STOCK

The Offering

This Prospectus relates to the resale by selling shareholders of up to 57,500 shares of our common stock, including 5,000 shares owned by Jerry Boyd, our director, President, Chief Executive Officer, Principal Accounting Officer and Chief Financial Officer, and 5,000 shares held by Jerry Boyd’s wife, Francine Boyd. Approximately 36 of our shareholders are offering shares of our common stock to the public by means of this Prospectus.

The selling shareholders will sell at an initial price of $1.00 per share until our shares are quoted on FINRA’s OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the resale of shares of common stock by the selling shareholders. We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ Stock Market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchaser in this offering may be receiving an illiquid security.

An investment in our common stock is speculative. Investors should be able to afford the loss of their entire investment. See section entitled "Risk Factors" beginning on Page 6.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall the selling shareholders, sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.

PROTECWERX INC.

Prospectus Summary

This Prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could" "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" and the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this Prospectus.

All of the references to dollar amounts in this Prospectus are in US dollars unless otherwise noted.

Protecwerx Inc.

Protecwerx Inc. (hereinafter referred to as "we", "us", "our” and "Protecwerx") was incorporated on October 16, 2007 under the laws of the State of Nevada. We do not have any subsidiaries. Our principal offices are located at 800 Fifth Avenue, Suite 4100, Seattle, Washington, 98104. Our telephone number is 206-839-8566. Our fiscal year end is January 31.

We plan to acquire, develop, manufacture and distribute recreational vehicle protection products through a variety of distribution channels. Our first product is Ankle Armor. We intend to patent, manufacture, distribute and sell Ankle Armor over the next twelve months. Ankle Armor consists of a Lycra ankle brace that includes a series of foam pads and plastic or Kevlar guards. The brace will be shaped like a sock with the toe end cut off and we plan to offer it in various colors and sizes to fit children and adults. The hard guards will be located along the front at the top to protect the shin bone and one each side of the ankle to protect the ankle bones.

On October 31, 2007 we entered into a technology assignment agreement with Hakeem Hassan. Mr. Hassan is the inventor of “Ankle Armor”, a product that is intended to protect the ankles and lower legs of a motorcyclist or athlete. Pursuant to the terms of this agreement, Mr. Hassan has assigned all the rights, title and interest to Ankle Armor to us in exchange for consideration of $8,000 and a royalty of 3% of net sales payable on an as earned basis, once per quarter.

Ankle Armor has not yet received patent protection, however, we are in the process of making such an application. No attempts have been made to manufacture or market Ankle Armor to date. Sketches, drawings and a written description of what the Ankle Armor would look like have been prepared.

We are a development stage company that have only recently begun our business operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues until 2009. We intend to generate revenues from the sale of Ankle Armor. We have relied on the sale of equity securities and capital from outside sources to continue in our operations, so our auditors have issued a going concern opinion. This means that there is substantial doubt regarding our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

The Offering

The 57,500 common shares registered under this Prospectus will represent approximately 0.2% of our issued and outstanding stock. Both before and after the offering, our sole director and officer, Jerry Boyd, will control us. As of May 15, 2008, Jerry Boyd owns, or has control over, 35,000,000 common shares, representing approximately 92% of our issued common stock. After the offering, assuming that Jerry Boyd sells all 10,000 shares he and his spouse are registering under this Prospectus, Mr. Boyd will still own approximately 92% of our issued and outstanding common stock.

Securities Offered:	Up to 57,500 common shares offered by the 36 selling shareholders (including 5,000 common shares owned by Jerry Boyd, our sole director and officer and 5,000 common shares owned by his spouse).
Initial Offering Price:

The $1.00 per share initial offering price of our common stock was determined by our Board of Directors, based on several factors including our capital structure, the background of our management and our latest private placements of shares on April 9, 2008 at which times we issued a total of 12,000 shares at a price of $1.00 per share. After the initial offering price, the offering price will be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares to be Sold in this Offering:	None
Securities Issued and to be Issued:

38,042,500 shares of common stock are issued and outstanding as of May 15, 2008. We have no outstanding warrants, options, or other derivative securities. All of the common stock to be sold under this Prospectus will be sold by existing shareholders. There is no established market for the common stock being registered. We intend to apply to FINRA’s OTC Bulletin Board for the trading of our common stock. Spartan Securities, a market maker, has agreed to make the application on our behalf. This process takes usually takes at least two months and the application must be made on our behalf by a market maker. If our common stock becomes listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. Trading of securities on FINRA’s OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Use of Proceeds	We will not receive any proceeds from the resale of the common stock by the selling shareholders.

Financial Condition

All of the references to currency in this filing are to US Dollars, unless otherwise noted.

From inception to January 31, 2008, we have incurred a net loss of $48,725. As at January 31, 2008, our working capital surplus was $36,775. Despite our liquidity, our auditors have stated in their audit of our annual financial statements dated April 23, 2008 that the fact that we have not generated any revenue, have had an accumulated loss since inception and will need additional equity financing to begin realizing its business plan, raises substantial doubt about our ability to continue as a going concern.

We will need additional working capital to continue or to be successful in any future business activities. Therefore, our continuation as a going concern is dependent upon obtaining the additional working capital necessary to accomplish our objectives. We are seeking equity financing to raise the necessary working capital. As of January 31, 2008, we had cash of $39,427 in our bank accounts. We expect to require approximately $1,311,000 in financing to fully carry out our business plan for the next year, beginning June 2008 (less any available cash in the bank at the time).

Financial Summary Information

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under the section entitled "Management’s Discussion and Analysis" below and our accompanying consolidated Financial Statements and related notes included elsewhere in this Prospectus.

Income Statement Data

Accumulated from October 16, 2007 (date of inception) to January 31, 2008 ($)
Revenue	0
Expenses	48,725
Net Loss	(48,725)
Loss per share	Nil

Balance Sheet Data

January 31, 2008 ($)
Working Capital Surplus	36,775
Total Assets	41,594
Total Liabilities	4,819

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock. This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Business Risks

1. Investors may not be able to adequately evaluate our business due to our short operating history, lack of revenues and no customers. We may not be successful in developing our products or our services and the value of your investment could decline.

We are a development stage company with no substantial tangible assets in a highly competitive industry. We have little operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

  our business model and strategy are still evolving and are continually being reviewed and revised;
  we may not be able to raise the capital required to develop our initial client base and reputation; and
  we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

2. If we do not obtain additional financing, our business plan will fail, which could prevent us from becoming profitable.

As of January 31, 2008 we had cash in the amount of $39,427 in our bank accounts. Our business plan calls for us to spend approximately $1,350,000 over the next twelve months beginning June 2008, which includes amounts we plan to spend in applying for patent protection of Ankle Armor, manufacturing, marketing, distributing and selling Ankle Armor, and all of our general and administrative expenses. Based on our cash position as of January 31, 2008, we will require additional financing in the approximate amount of $1,311,000 in order to complete our plan of operations for the next twelve months. We intend to carry out capital raising activities at the end of 2008. We may not be able to obtain all of the financing we require.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure and our business plan. In such an event, we intend to implement expense reduction plans in a timely manner. However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

3. There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues as at January 31, 2008; and (iii) our dependence on sale of equity securities and receipt of capital from outside sources to continue in operation. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, curtail or cease our operations. If this happens, you could lose all or part of your investment.

4. We may not succeed in effectively marketing Ankle Armor, which could prevent us from acquiring customers and achieving significant revenues.

A significant component of our business strategy is the ability to patent our product and then bring it to market effectively. Due to the competitive nature of the retail industry, if we do not market Ankle Armor effectively we may fail to attract customers or achieve significant revenues. Promoting Ankle Armor will depend largely on the efforts of our marketing personnel and targeting the appropriate merchandising outlets. In order to be successful in this, we expect to incur substantial expenses in the next 12 months related to advertising and other marketing efforts.

Our ability to market our product successfully is also dependent on external factors over which we may have little or no control, including the performance of our suppliers, third-party carriers and networking vendors. We also rely on third parties for information, including product characteristics that we present to consumers, which may, on occasion, be inaccurate. Our failure to provide our customers with a product that meets their expectations, for any reason, could substantially harm our reputation and prevent us from developing Ankle Armor as a trusted brand. The failure of our brand promotion activities could adversely affect our ability to attract new customers and maintain customer relationships and, as a result, substantially harm our business and results of operations.

5. The development and expansion of our business through acquisitions, joint ventures, and other strategic transactions may create risks that may reduce the benefits we anticipate from these strategic alliances and may prevent us from achieving or sustaining profitability.

We may decide to enter into technology acquisition and licensing agreements and strategic alliances such as joint ventures or partnerships in order to develop and commercialize our proposed invention, and to increase our competitiveness. We currently do not have any commitments or agreements regarding acquisitions, joint ventures or other strategic alliances. Our management is unable to predict whether or when we will secure any such commitments or agreements, or whether such commitments or agreements will be secured on favorable terms and conditions. Our ability to continue or expand our operations through acquisitions, joint ventures or other strategic alliances depends on many factors, including our ability to identify acquisitions, joint ventures, or partnerships, or access capital markets on acceptable terms. Even if we are able to identify strategic alliance targets, we may be unable to obtain the necessary financing to complete these transactions and could financially overextend ourselves.

Acquisitions, joint ventures or other strategic transactions may present financial, managerial and operational challenges, including diversion of management attention from existing business and difficulties in integrating operations and personnel. Acquisitions or other strategic alliances also pose the risk that we may be exposed to successor liability relating to prior actions involving a predecessor company, or contingent liabilities incurred before a strategic transaction. Due diligence conducted in connection with an acquisition, and any contractual guarantees or indemnities that we receive from sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. Liabilities associated with an acquisition or a strategic transaction could adversely affect our business and financial performance and reduce the benefits of the acquisition or strategic transaction. Any failure to integrate new businesses or manage any new alliances successfully could adversely affect our business and financial performance and prevent us from achieving profitability.

6. Competition from traditional and online sports and motorcycle retail companies with greater brand recognition and resources may result in our inability to continue with our operations or prevent us from achieving significant revenues.

The retail industry is highly competitive and new brands and products are being launched all the time. The competitive nature of the retail industry as a whole means that we have to pitch our product at the right price, ensure that the packaging is appealing and ensure that our product is distributed through the appropriate channels. It is very likely that we will be subjected to price pressure on our product and this could result in reduced gross margins, which in turn could substantially harm our business and results of operations. Current and potential competitors include independent or online sports or motorcycle stores, which in particular offer protective clothing, or which may see a market to develop a product similar to ours.

In addition, we may face competition from suppliers of our products that may illegally circumvent any distribution agreement that we may have with them, and decide to sell directly to consumers, either through physical retail outlets or through an online store.

Many sports and motorcycle equipment retailers have advantages over us, including longer operating histories, greater brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. Some of these sports and motorcycle equipment retailers may be able to devote substantially more resources to developing new products, or they may have contacts with other companies that devote themselves full time to developing new products. In addition, larger, more established and better capitalized entities may acquire, invest or partner with traditional and online competitors as use of the Internet and other online services increases.

In addition, it is also possible that a new product is developed which essentially offers the same ankle and foot protection as our Ankle Armor, but which is more effective than our own (for example by using different materials) and new competitors may emerge and acquire significant market share. Such competitive pressure created by any one of these companies, or by our competitors collectively, could have a negative impact on our business, results of operations and financial condition and as a result, we may not be able to continue with our operations.

7. Success depends in part on our ability to attract and retain our personnel, which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals and becoming profitable.

Although we have not experienced problems attracting and retaining key personnel in the recent past, we believe that our inability to attract or retain our personnel could have a material adverse effect on our ability to conduct our business. If we are unable to retain personnel, we may not be able to provide adequate services and marketing to develop and maintain a good reputation and brand in the market, which could prevent us from generating sufficient revenues to become profitable.

8. Our officer and director has conflicts of interest in that he has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations.

Because our sole officer and director, who is responsible for all our business activities, does not devote his full working time to operation and management of us, the implementation of our business plans may be impeded. Our officer and director has other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when our President becomes unable to handle the daily operations on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

9. As our business assets and our director and officer are located in Canada; investors may be limited in their ability to enforce US civil actions against our assets or our director and officer. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our business assets are located in Canada and Jerry Boyd, our sole director and officer is a resident of Canada. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our directors or officers, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

10. We indemnify our director against liability to us and our shareholders, and the costs of this indemnification could negatively affect our operating results.

Our Bylaws allow for the indemnification of our officer and director in regard to his carrying out the duties of his offices. The Bylaws also allow for reimbursement of legal defenses.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy and unenforceable.

Since our director and officer is aware that he may be indemnified for carrying out the duties of his offices, he may be less motivated to meet the standards required by law to properly carry out their duties, which could have a negative impact on our operating results. Also, if any director or officer claims against us for indemnification, the costs could have a negative effect on our operating results.

11. Our management beneficially own approximately 92% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

Jerry Boyd, our director, President, Chief Executive Officer and Chief Financial Officer owns, or has control over, approximately 92% of our issued and outstanding common stock. As such, Mr. Boyd is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

12. We are exposed to currency exchange risk which could cause our reported earnings or losses to fluctuate.

Although we intend to report our financial results in US dollars, a portion of our sales and operating costs may be denominated in Canadian dollars. In addition, we are exposed to currency exchange risk on any of our assets that we denominate in Canadian dollars. Since we present our financial statements in US dollars, any change in the value of the Canadian dollar relative to the US dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of our Canadian dollar assets into US dollars. Consequently, our reported earnings or losses could fluctuate materially as a result of foreign exchange translation gains or losses.

13. If we are unable to obtain patent protection for our product, we face the risk that another company may copy the concept of Ankle Armor and they may be granted patent protection. If this were to occur we may be prevented from producing Ankle Armor and our business plan would fail.

We have received legal advice that our product may be suitable for utility patent protection, however there is no guarantee that such patent protection would be granted. If we were unable to obtain patent protection for Ankle Armor, we run the risk that another company may develop a product similar to Ankle Armor, and manufacture and bring this product to market, as we intend to do. Part of the success of our business plan depends on the uniqueness of Ankle Armor, and the fact that, as far as we are aware, no similar product currently exists. This is our USP (unique selling point). Furthermore, even though we be unsuccessful in obtaining patent protection for Ankle Armor, another company, producing a similar product, may be successful in its application for patent protection. In this case, we may be prevented from producing Ankle Armor (if the two products are similar enough) as it may be seen as an infringement of the other company’s patent protection. Another company producing a rival to our Ankle Armor may have significantly more resources to invest in the production, and marketing of the product. For these reasons, if we are not successful in applying for patent protection of Ankle Armor, our business plan may fail and you could lose your entire investment in us.

14. Our business may be subject to risks associated with exporting products.

We plan to sell our future products worldwide. Our planned export operations will be subject to tariffs imposed on products and quotas imposed by trade agreements. In addition, the countries into which our products are exported may from time to time impose additional new duties, tariffs or other restrictions on their imports or adversely modify existing restrictions. Adverse changes in export costs and restrictions, or our suppliers' failure to comply with customs or similar laws, could harm our business. We cannot assure that future trade agreements will not provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

Our operations may be also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit our future exporting business by reducing or eliminating the duties assessed on products or other materials manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect our future business, such as limiting the countries from which we can purchase raw materials and setting duties or restrictions on products that may be imported into the United States from a particular country.

15. Since our executive officers do not have significant training or experience in the in the sports and / or recreational vehicle industries, our business could suffer irreparable harm, such as the inability to carry on business, as a result of their decisions and choices.

Our executive officers do not have any significant training or experience in the business of securing a patent, and manufacturing and bringing a new product to market, neither do they have extensive experience in the sports and / or motorcycle industries, even though they do have extensive experience in business development, capital raising, marketing and management of companies. With no direct training or experience in this particular industry, our management may not be fully aware of many of the specific requirements related to working within this industry. Our management’s decisions and choices may fail to take into account standard technical or managerial approaches which other companies in the business of developing new products commonly use. Consequently, our operations, earnings, and ultimately our ability to carry on business could suffer irreparable harm due to our management’s lack of experience in this industry, which could result in a total loss of your investment.

Risks Related to Our Securities

16. You may not be able to sell your shares at the offering price or at any price.

The offering price for our common shares does not have any direct relationship to our assets, earnings, book value, or other measurable criteria of value. Also, there is no established market for the common stock being registered. While we intend to apply to the OTC Bulletin Board for the quotation of our common stock, this process takes at least three months. Spartan Securities has agreed to make an application on our behalf to the OTC Bulletin Board. Even if a trading market does develop, trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, there can be no assurance that you can sell our common shares at either the offering price or any other price in the future.

17. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares or the price of the shares could decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

18. Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

19. Our shareholders may face significant restrictions on the resale of our stock due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of stock to a state’s residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our stock.

Investors should consider the resale market for our securities to be limited. You may be unable to resell your stock, or you may be unable to resell it without the significant expense of state registration or qualification.

20. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in us.

We have never paid any cash or stock dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in us will need to come through appreciation of the stock’s price. There will be less ways in which you can make a gain on any investment in us.

21. You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of a registration statement, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying. Except during the fiscal year that our registration statement becomes effective these reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. If this occurs after the fiscal year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our governors, officers and beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

Use of Proceeds

We will not receive any proceeds from the sale of our common stock offered through this Prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell at an initial price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The $1.00 per share initial offering price of our common stock was determined by our Board of Directors. Our Board of Directors considered several factors in such determination, including the following:

  Our capital structure;
  the last sales price from our most recent private offerings of 12,000 shares of our common stock which was completed on April 9, 2008 at a price of $1.00 per share; and
  the background of our management.

Therefore, the $1.00 per share offering price of our shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price of the shares of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop. We intend to apply to the OTC Bulletin Board for the trading of our common stock upon this Prospectus becoming effective. If our common stock becomes so traded and a market for our stock develops, the actual price of our stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this Prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this Prospectus.

The number of shares that may be actually sold by a selling shareholder will be determined by each selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. A shareholder may sell shares at a price different than $1.00 per share depending on privately negotiated factors such as a shareholder's own cash requirements, or objective criteria of value such as the market value of our assets.

Dilution

All of the 57,500 shares of common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders.

Selling Shareholders

The 36 selling shareholders are offering 57,500 shares of common stock already issued, which they obtained as part of the following share issuances:

  On October 17, 2007, we issued 30,000,000 shares of our common stock to Jerry Boyd, our sole director and officer at $0.002 per share for cash proceeds of $60,000.
  On October 17, 2007, we issued 5,000,000 shares of our common stock to Francine Boyd, Jerry Boyd’s spouse, at $0.002 per share for cash proceeds of $10,000.
  On October 30, 2007, we issued 3,000,000 shares of our common stock to Samson Chang at $0.004 per share for cash proceeds of $12,000.
  During December 2007, we issued 12,000 shares of our common stock to various investors at $0.25 per share for cash proceeds of $3,000.
  During April 2008, we issued 2,000 shares of common stock at $.25 per share for total proceeds of $500. These shares were subscribed and paid for on December 7, 2007, but due to an administrative oversight they were not issued by us until April 10, 2008.
  On March 1, 2008 we issued 16,500 shares of our common stock to various investors at $0.25 per share for cash proceeds of $4,125.
  On April 9, 2008 we issued 12,000 shares of our common stock to various investors at $1.00 per share for cash proceeds of $12,000.

  We completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Securities Act .

  Of the above described issuances, 57,500 common shares are being registered by the selling shareholders. The selling shareholders will sell at an initial price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

  The following shares that are being registered are controlled by our director, President, Principal Accounting Officer, CEO and CFO:

    5,000 common shares owned by Jerry Boyd, our director, President, Chief Executive Officer and Chief Financial Officer;
    5,000 common shares owned by Francine Boyd, Jerry Boyd’s spouse.

  The following table provides as of May 15, 2008 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

    the number of shares owned by each prior to this offering;
    the total number of shares that are to be offered for each;
    the total number of shares that will be owned by each upon completion of the offering;
    the percentage owned by each; and
    the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%) (2)	Maximum Numbers of	Beneficial Ownership After	Percentage Owned upon
	(#)		Shares Being Offered	Offering (#)	Completion of the Offering
			(#)		(%) (2)
Andrea Antifaeff (3)	1,000	(4)	1,000	0	0
Duane Antifaeff (3)	1,000	(4)	1,000	0	0
Chris Beale	1,000	(4)	1,000	0	0
Bernie Bernicki	2,000	(4)	2,000	0	0
Jerry Boyd (5)	35,000,000 (6)	92	5,000	34,995,000	92
Francine Boyd (5)	35,000,000 (6)	92	5,000	34,995,000	92
Ronald Boyd (5)	5,000	(4)	5,000	0	0
Farley Chang (7)	1,000	(4)	1,000	0	0
Samson Chang (7)	3,000,000	8	5,000	2,995,000	8
Jean Chose	1,000	(4)	1,000	0	0
Ivano Cristante	1,000	(4)	1,000	0	0
Patrice Croteau (8)	2,000	(4)	2,000	0	0
Sylvie Croteau (8)	1,000	(4)	1,000	0	0
Mary DeBonis (9)	1,000	(4)	1,000	0	0
Victor Debonis (9)	2,000	(4)	2,000	0	0
Candace Dennis	1,500	(4)	1,500	0	0
Dick Dipalma	1,000	(4)	1,000	0	0
Gordon Ellis	2,000	(4)	2,000	0	0
Dino Falcone	1,000	(4)	1,000	0	0
Catherine Farrell (10)	1,000	(4)	1,000	0	0
Ross Farrell (10)	1,000	(4)	1,000	0	0
Samantha Farrell (8)	500	(4)	500	0	0
Rosemary Franks (5)	1,000	(4)	1,000	0	0
Ayumi Gibo	1,000	(4)	1,000	0	0
Mike Marino	1,000	(4)	1,000	0	0
Hillary McClinton (11)	2,000	(4)	2,000	0	0
Linda McClinton (11)	1,500	(4)	1,500	0	0
Mark Noda	1,000	(4)	1,000	0	0
Mike Orgar	1,000	(4)	1,000	0	0
Amber Seguin	1,000	(4)	1,000	0	0
Jeff Sengara	1,000	(4)	1,000	0	0
Monte Stewart	1,000	(4)	1,000	0	0
Michelle Valancius	1,000	(4)	1,000	0	0
Richard Weidman (12)	1,000	(4)	1,000	0	0
Lisa Weidman (12)	1,000	(4)	1,000	0	0
Kevin White	1,000	(4)	1,000	0	0
TOTALS	38,042,500		57,500

  (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholders have sole or shared voting power or investment power and also any shares which the selling stockholders have the right to acquire within 60 days.

  (2) The percentages are based on 38,042,500 common shares outstanding as at May 15, 2008.

  (3) Duane Antifaeff and Andrea Antifaeff are husband and wife.

  (4) Less than 1%

  (5) Jerry Boyd is our sole director, President, Chief Executive Officer and Chief Financial Officer. Francine Boyd is Jerry Boyd’s spouse. Ronald Boyd is Jerry Boyd’s brother. Rosemary Franks is Francine Boyd’s aunt.

  (6) Includes 30,000,000 shares of common stock held by Jerry Boyd and 5,000,000 common shares held by his spouse, Francine Boyd.

  (7) Farley Chang is a brother of Samson Chang, one of our significant shareholders.

  (8) Patrice Croteau and Sylvie Croteau are husband and wife. Patrice Croteau is the mother of Samantha Farrell.

  (9) Mary Debonis is a sister in law of Jerry Boyd. Victor Debonis is the father in law of Jerry Boyd.

  (10) Ross Farrell and Catherine Farrell are husband and wife.

  (11) Linda McClinton is the mother of Hillary McClinton.

  (12) Richard Weidman and Lisa Weidman are husband and wife.

  Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders will sell shares of common stock not being offered in this Prospectus or will purchase additional shares of common stock, and assumes that all shares offered are sold.

  Other than as described above, none of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

  None of the selling shareholders are NASD registered broker-dealers or affiliates of NASD registered broker-dealers.

  Plan of Distribution

  We are registering the common stock on behalf of the selling shareholders. The 57,500 shares of our common stock can be sold by the selling shareholders at an initial price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

  The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

    on such public markets as the common stock may be trading;
    in privately negotiated transactions;
    in any combination of these methods of distribution.

  The sales price to the public may be:

    offered at the initial price of $1.00 per share until a market develops;
    the market price prevailing at the time of sale;
    a price related to such prevailing market price; or
    such other price as the selling shareholders determine.

  We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

  The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

    not engage in any stabilization activities in connection with our common stock;
    furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
    not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

  No public market currently exists for our shares of common stock. We intend to apply to the OTC Bulletin Board for the quotation of our common stock. In order for us to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. Spartan Securities has agreed to make an application to the OTC Bulletin Board on our behalf. This process takes at least 3 months.

  Trading in stocks quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far fewer restrictions and regulations than are companies traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market: (a) investors may have difficulty buying and selling or obtaining market quotations; (b) market visibility for our common stock may be limited; and (c) a lack of visibility for our common stock may have a depressive effect on the market price for our common stock. However, there is no assurance that we can be quoted on the OTC Bulletin Board.

  None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

  The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

  The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

  Regulation M

  During such time as the selling shareholders may be engaged in a distribution of any of the shares being registered by this registration statement, the selling shareholders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling shareholders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this Prospectus.

  In regards to short sells, the selling shareholders cannot cover their short sales with shares from this offering. In addition, if such short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

  Penny Stock Rules

  The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

    contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
    contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
    contains a toll-free telephone number for inquiries on disciplinary actions;
    defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
    contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

    with bid and offer quotations for the penny stock;
    the compensation of the broker-dealer and its salesperson in the transaction;
    the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    monthly account statements showing the market value of each penny stock held in the customer's account.

  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

  Description of Securities to be Registered

  Our authorized capital stock consists of 180,000,000 common shares, $0.00001 par value and 20,000,000 preferred shares, par value $0.00001.

  Common Stock

  As of May 15, 2008, we have 38,042,500 shares of our common stock outstanding. We do not have any outstanding warrants, options, or other convertible securities. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to stockholders.

  The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

  Voting Rights

  Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

  Dividend Policy

  Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for dividends. Since our inception to May 15, 2008 no dividends have been declared.

  We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

  Preferred Stock

  We are authorized to issue up to 20,000,000 shares of $0.00001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

  Interests of Named Experts and Counsel

  No expert named in the registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with the registration statement), or (b) counsel for the registrant, underwriters or selling security holders named in the prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the registrant or any of its parents or subsidiaries as a promoter, underwriter, voting trustee, director, officer, or employee.

  Accountants

  Our audited Financial Statements for the period from inception through January 31, 2008, have been included in this Registration Statement in reliance upon Malone & Bailey, P.C., Independent Registered Public Accounting Firm, as experts in accounting and auditing.

  Legal Matters

  The legality of the common stock being offered hereby has been passed upon by The Law Office of Conrad C. Lysiak, P.S.

  Description of Business

  We were incorporated as a Nevada company on October 16, 2007. We plan to acquire, develop, manufacture and distribute recreational vehicle protection products through a variety of distribution channels. Our first product is:

  Ankle Armor: Ankle Armor is a concept for an ankle protection device to be worn by riders of various recreational vehicles such as motorcycles, All-Terrain Vehicles (“ATVs”) and snowmobiles. The concept involves a foot brace which would include hard, impact and abrasion resistant, panels to protect the ankle. This product would increase the wearer’s comfort and safety without the need for a heavy, bulky, protective boot while at the same time being stylish and available for a relatively low purchase price.

  On October 31, 2007 we entered into a technology assignment agreement with Hakeem Hassan which transferred full rights to Ankle Armor to us. Pursuant to the terms of this agreement, Mr. Hassan has assigned all the rights, title and interest to Ankle Armor to us in exchange for consideration of $8,000 and a royalty of 3% of net sales payable on an as earned basis, once per quarter. To date, we have paid $8,000 to Mr. Hassan.

  Our plan is to follow the development, manufacture and distribution of Ankle Armor with the acquisition of further protective technologies. These may include products which provide protection to the elbow, knee, and entire upper and lower body.

  Development of Business

  Since our inception in October 2007 we have been involved primarily in organizational activities. We have built a management team, developed our business plan, reviewed potential manufacturers of our product, reviewed marketing strategies, raised capital, and retained experts in law and accounting.

  The following table outlines our business development activities to date.

Month	Milestone Achieved
October 2007	Researched names and purchased the domain name www.protecwerx.com
Identified Ankle Armor as a potential technology acquisition
Incorporated and set up our company
appointed our President, CEO and CFO, Jerry Boyd
opened our bank account
developed our business plan
raised initial capital of $82,000
November 2007	closed transaction for acquisition of Ankle Armor technology retained our accountants and completed our financial statements
December 2007	entered into agreement with transfer agent
retained Malone & Bailey, P.C. as auditors
January 2008	raised additional capital
March 2008	raised additional capital
April 2008	raised additional capital
prepared this registration statement

  Ankle Armor

  Ankle Armor consists of a Lycra ankle brace that is made with a series of foam pads and plastic or Kevlar guards. The brace is shaped like a sock with the toe end cut off and could be offered in various sizes to fit children and adults. The fabric could also be offered in various colors for an attractive appearance. The hard guards are located along the front at the top to protect the shin bone and on each side of the ankle to protect the ankle bones. If desired, a two-piece or three-piece metatarsal guard could also be offered to protect the top of the foot. The guards slide into pockets located on the inside of the brace. The edges or centre of the shin and metatarsal guards and the center of the ankle guards are uncovered for a stylish appearance and to prevent the fabric from tearing. For motorcycling, the guards could also be chrome plated to match the motorcycle.

  The appealing features of Ankle Armor are its ability to increase the wearer’s comfort and safety. In many sports, a player is in danger of suffering an injury to his ankle or lower leg. The Ankle Armor is designed to cover and protect the wearer’s ankles, shins and feet. An athlete would insert the desired guards and wear the brace under or over his regular socks. The soft foam padding and hard plastic guards would absorb impact if the wearer’s ankle is stepped on or hit. This would increase the user’s comfort and injury avoidance.

  In addition to its athletic applications, Ankle Armor could also appeal to a motorcyclist or a worker who is in danger of suffering a foot, ankle or lower leg injury. This would eliminate the need to wear heavy protective boots or bulky protective pads. Ankle Armor would fit comfortably and its lightweight construction would not create the same strain on the user as bulkier protective gear.

  Variations

  The potential exists for varying the production of Ankle Armor in ways which could make it more appealing to a wider range of end users. This could include producing the brace and guards in a variety color combinations, sizes, and decorative designs for athletes, motorcyclists and other users.

  Producibility

  We believe that Ankle Armor could be easily produced using conventional and readily available materials and manufacturing processes. No new production technology would be required. The brace would be produced from Lycra so that it stretches to fit comfortably. The padding would be produced from polyurethane foam. The guards could be produced from Kevlar fabric or molded from nylon or another similar hard plastic.

  Packaging

  When we manufacture the Ankle Armor, we will require packaging for the product. Manufacturers and marketers are becoming increasingly aware of the importance of product packaging in developing consumer recognition. Developing a package for a new product involves numerous considerations. Some packaging concerns include protection, economy, convenience, promotion, and ecology. The first task is to establish a packaging concept, or a definition of what the package should basically be, or do for the particular product. Also, the manufacturer must make decisions regarding the component elements of package design, such as size, shape, materials, color, text and brand mark. The packaging elements must also be guided by decisions on pricing, advertising and other marketing elements. However, the most important packaging concern is convenience to the customer. For a product package to be convenient to the consumer, it must be easy to open. With the rise in consumer affluence, consumers are willing to pay more for the convenience, appearance and dependability, and prestige of better packaging.

  After a package is designed, it needs to be subjected to engineering tests to ensure that it will stand up under normal conditions, visual tests to ensure that the text is legible and the colors harmonious, dealer tests to ensure that dealers find the package attractive and easy to handle, and consumer tests to determine favorable or unfavorable responses.

  At this time, we anticipate that Ankle Armor would be packaged in a cardboard, pressboard box, sized to the product. The package could have a label printed in one or more colors (including four-color process) on a pressure-sensitive paper stock. Ideally, the label would not only identify the product but also show its use.

  Costs Estimates

  A wide range of factors influence the selling price, distribution channel markups, and unit cost of a product. The large number of variables and their fluctuations make it impossible to accurately predict price, markups and cost factors, short of actual manufacture and distribution.

  One common approach towards the selection of a possible selling price considers “positioning” of the proposed product relative to other existing products with similar attributes. Price positioning is therefore part of the overall market position and reflects a price which could be in line with the potential perceived value for the proposed product.

  Once price or perceived value is estimated, consideration can then be given as to what type of mark up structure could reasonably be used to arrive at such a final selling price, given known or estimated mark up correlations between retailers, wholesalers or distributors, and manufacturers. Management have used a retrospective approach and worked with an estimated selling price to approximate wholesaler markups and manufacturing costs.

  For working purposes, we project an estimated pricing structure as follows:

    Manufacturing costs: $2.50 - $3.75 per pair
    Wholesale price: $5.00 - $7.50 per pair
    Retail price: $10.00 - $15.00 per pair

  Competition

  As we will be introducing a new product to the market place, it is imperative that management studies the competitive environment to determine the existence of similar or identical products. On carrying out preliminary research of the market, our management has concluded that the concept of Ankle Armor is unique. We plan to submit a patent application for Ankle Armor. Prior to our acquisition of the rights to Ankle Armor, Hakeem Hassan, the inventor of Ankle Armor, requested the Invention Submissions Convention (“ISC”) to prepare a Basic Information Package on the Ankle Armor. However, There can be no assurance that any of our planned patent application will result in the issuance of a registered patent, or that any patent granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights.

  The concept of Ankle Armor is a relatively simple one which involves no new technology. Although our product faces no direct competition at this time that we are aware of, it is very possible that sports manufacturers or the manufacturers of motorcycle equipment will see the same gap in the market that we have, and develop some sort of similar protective leg or foot wear. In 2002, lawyers conducted a preliminary patentability search for Ankle Armor. The results of this search indicated 8 other US patents which appear to be similar, or at least relevant to the functional, and / or design features of Ankle Armor. The search was not an exhaustive one, and was only limited to US patents. It is very likely that there exist other products in other parts of the world that perform similar functions to Ankle Armor, which are being, or have been, developed, and which may or may not have patent protection. For this reason, our management recognizes the need to keep abreast of developments in this industry.

  The competitive environment changes daily, old products disappear, new ones appear. Seasonal trends also influence the availability of products and while a check of the market place may turn up nothing today, a similar product may already be produced or on its way to a distributor. A new product may even be on the drawing board in preparation of actual manufacture and of course there would be no way for us to know its existence.

  In addition, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may develop similar technologies to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business

  Market Targets

  One of the most important factors to consider in the new product development process is the size of the potential market. While few products have universal appeal, it is possible to generally define a broad market to give an indication of its size. Since most products are targeted to specific groups of consumers with specialized interests, it is often possible to segment the market into sub markets. Each submarket differs in its requirements, buying habits, or other critical characteristics.

  In our view, the primary market would consist of the motorcycle aftermarket, including the owners / operators of an estimated 6.6 million motorcycles / scooters in the United States (according to the Motorcycle Industry Council “MIC”). These owners spend an aggregate average of $3.9 billion annually on maintenance, repairs, equipment and accessories. On average, motorcycle owners spend $593 per unit for accessories, $180 on motor modifications, $260 for apparel, and $152 for routine maintenance and repairs.

  The secondary market for our product would consist of people who play various sports. This group could include, but would not be limited to, the 8 million individuals who play touch or flag football, 5.3 million who play tackle football, and 3.6 million who play both; 4.7 million individuals who ride skateboards; 13.9 million individuals who play soccer; and 4.7 million individuals who participate in martial arts.

  The tertiary market would consist of the international market. Many products today enjoy worldwide distribution. With more liberal trade policies and increased freedom to travel, the interests in foreign markets is bound to increase.

  Distribution channels

  Once the potential market targets for a new product have been identified, consideration should be given to identifying the types of outlets where the product could potentially be distributed to those market targets. In obtaining the number of outlets for a particular distribution channel, we utilize information from the economic census, conducted by the Census Bureau, an agency within the US Department of Commerce. From our review of certain facts and figures originating from the Census Bureau, we think that the following channels represent potential outlets where Ankle Armor could be distributed:

    Sporting Goods Stores: 50,076
    Discount / Mass Merchandising Department Stores:6,378
    National Chain Department Stores:1,888
    Conventional Department Stores: 2,100
    Variety Stores: 14,065
    Warehouse Clubs and Superstores: 1,530
    Motorcycle and Motor Scooter Repair and Service Shops: 5,820
    Motorcycle and Motor Scooter Supply Business: 4,156

  In today’s global marketplace, products may be exported in a number of ways: directly by the manufacturer, by wholesalers, by retailers or by other agents.

  In addition to mainstream retail outlets, we anticipate distributing Ankle Armor by mail order catalogue, Internet commerce, and other in home direct marketing strategies.

  Sources and Availability of Raw Materials

  A prototype of Ankle Armor has not yet been made, but if produced, Ankle Armor would consist of a brace which would be produced from Lycra so that it stretches to fit comfortably. The padding on the brace would be produced form polyurethane foam. Guards would be fitted to the brace which could be produced from Kevlar fabric or molded from nylon or another similar hard plastic.

  Research and Development

  Since our inception, we have researched and developed plans for our Ankle Armor invention and we intend to continue this development. We have spent a total of $8,000 on research and development from our inception to January 31, 2008. We expect to spend approximately $70,000 in the research and development of our product over the next 12 months.

  Intellectual Property

  We have not filed for any protection of our trademark. We are in the process of applying for a utility patent for Ankle Armor.

  Government Regulations

  International Treaties and Regulations. Our operations may be subject to the effects of international treaties and regulations such as the North American Free Trade Agreement. We are also subject to the effects of international trade agreements and embargoes by entities such as the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

  Exporting Regulations. Our planned export operations may be subject to tariffs imposed on products and quotas imposed by other countries, which our products will be exported into. These countries may from time to time impose additional new trade agreements, duties, tariffs, or other restrictions on their imports or adversely modify existing restrictions.

  Labeling and Advertising Regulations. Labeling and advertising of our products is subject to regulation by the Federal Trade Commission.

  Environmental Law Compliance. We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations.

  We expect to comply with all applicable laws, rules and regulations relating to our intended business. At this time, we do not anticipate any material capital expenditures to comply with above mentioned regulations and requirements.

  Employees

  As of May 15, 2008, we have no part time or full time employees. Jerry Boyd, our director works part time as an independent contractor and work in the areas of business development and management. He currently contributes approximately 15 hours a week to us. We currently engage independent contractors in the areas of accounting, auditing and legal services.

  Over the next 12 months, we anticipate that we will add approximately 3 part time consultants in the areas of sales and marketing, business development, investor relations and other services.

  Reports to Security Holders

  Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

  The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

  Description of Property

  Our principal executive offices are located at 2292, 800 Fifth Avenue, Suite 4100, Seattle, Washington, 98104. Our telephone number is 206-839-8566. We pay approximately $200 per month for our office space and receive full fax and telephone service as well as the use of the office space for 16 hours per month. Our President also occasionally works from home.

  Legal Proceedings

  We are not aware of any pending or threatened legal proceedings which involve us or any of our properties or subsidiaries.

  Market For Common Equity and Related Stockholder Matters

  Market Information

  Our common stock is not traded on any exchange. We intend to apply for quotation of our common stock on the OTC Bulletin Board, once our Prospectus has been declared effective by the SEC. However, we cannot guarantee that we will obtain a listing. There is no trading activity in our securities and there can be no assurance that a regular trading market for our common stock will ever be developed.

  A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. Spartan Securities has agreed to sponsor our securities and submit an application on our behalf to the OTC Bulletin Board upon effectives of this Prospectus. Even though we have secured a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board which would render us unable to develop a trading market for our common stock.

  We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

  Holders

  As of May 15, 2008, there were 36 holders of record of our common stock.

  Dividends

  To date, we have not paid any dividends on our common shares and do not expect to declare or pay any dividends on our common shares in the foreseeable future. Payment of any dividends will depend upon future earnings, if any, our financial condition, and other factors as deemed relevant by our Board of Directors.

  Equity Compensation Plans

  As of May 15, 2008 we do not have any equity compensation plans in effect.

  Financial Statements

  Our audited annual financial statements as of January 31, 2008 follow, starting at page F-1.

Protecwerx Inc.
(A Development Stage Company)

January 31, 2008
Index
Report of Registered Public Accounting Firm	F-1
Balance Sheet	F-2
Statement of Expenses	F-3
Statement of Cash Flows	F-4
Statement of Stockholder’s Equity	F.5
Notes to the Financial Statements	F-6

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Stockholders,
  Protecwerx Inc.
  (A Development Stage Company)
  Seattle, Washington

  We have audited the accompanying balance sheet of Protecwerx Inc. (A Development Stage Company) as of January 31, 2008 and the related statement of expenses, cash flows, and stockholders’ equity for the period from October 16, 2007 (date of inception) through January 31, 2008. These financial statements are the responsibility of the Protecwerx’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Protecwerx Inc. as of January 31, 2008 and the results of their operations and their cash flows for the period from October 16, 2007 (date of inception) through January 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements referred to above have been prepared assuming that Protecwerx Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Protecwerx Inc. is in the development stage and is yet to attain profitable operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

  /s/ Malone & Bailey

  Malone & Bailey, P.C.
  www.malone-bailey.com
  Houston, TX
  May 15, 2008

PROTECWERX INC. (A Development Stage Company) BALANCE SHEET

January 31, 2008 ASSETS
Current assets:
Cash	$ 39,427
Prepaid fees and expenses	2,167
Total current assets	$ 41,594
LIABILITIES AND STOCKHODERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 4,819
Stockholders’ Equity:
Preferred Stock, $0.00001 par value, 20,000,000 shares authorized:
none were issued and outstanding	-
Common stock, $0.00001 par value, 180,000,000 shares authorized:
38,014,000 shares issued and outstanding	380
Additional paid-in capital	85,120
Deficit accumulated during development stage	(48,725)
Total stockholders’ equity	36,775
Total liabilities and stockholders’ equity	$ 41,594

  See summary of accounting policies and notes to financial statements.

  PROTECWERX INC.
  (A Development Stage Company)
  STATEMENT OF EXPENSES
  From October 16, 2007 (Date of Inception) to January 31, 2008

Expenses:
Research and development	$ 8,000
General and administrative expenses	40,725
Net loss	$ (48,725)
Basic and diluted net loss per common share	$ (0.00)
Weighted average number of common shares outstanding	37,615,107

  See summary of accounting policies and notes to financial statements.

  PROTECWERX INC.
  (A Development Stage Company)
  STATEMENT OF CASH FLOWS
  From October 16, 2007 (Date of Inception) to January 31, 2008

Cash Flows From Operating Activities:
Net loss	$ (48,725)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(2,167)
Accounts payable and accrued liabilities	4,819
Net cash used in operating activities	(46,073)
Cash Flows From Financing Activities:
Proceeds from common stock sales	85,500
Cash provided by financing activities	85,500
Net change in cash	39,427
Cash, Beginning of Period	-
Cash, End of Period	$ 39,427
Supplemental Disclosures of Cash Flow Information:
Interest paid	$ -
Income taxes paid	$ -

  See summary of accounting policies and notes to financial statements.

  PROTECWERX INC.
  (A Development Stage Company)
  STATEMENT OF STOCKHOLDERS' EQUITY
  From October 16, 2007 (Date of Inception) to January 31, 2008

  Common stock issued for cash at initial capitalization- at $0.002 Common stock issued for cash pursuant to private Placements - at $0.004 Common stock issued pursuant to private placements for cash - at $0.25 Common stock issuable pursuant to private placements for cash - at $0.25 Net loss

  Balance, January 31, 2008

	Common Stock
	Number	Par Value	Additional Paid-in	Deficit Accumulated During Development Deficit	Total
Common stock issued for cash at initial capitalization- at $0.002	35,000,000	$ 350	$ 69,650	$ -	$ 70,000
Common stock issued for cash pursuant to private Placements - at $0.004	3,000,000	30	11,970	-	12,000
Common stock issued pursuant to private placements for cash - at $0.25	12,000	-	3,000	-	3,000
Common stock issuable pursuant to private placements for cash - at $0.25	2,000	-	500	-	500
Net loss	-	-	-	(48,725)	(48,725)
Balance, January 31, 2008	38,014,000	$ 380	$ 85,120	$ (48,725)	$ 36,775

  See summary of accounting policies and notes to financial statements.

  PROTECWERX INC.
  (A Development Stage Company)
  NOTES TO FINANCIAL STATEMENTS

  Note 1 Description of Business and Significant Accounting Policies

  Protecwerx Inc. (“Protecwerx”) incorporated in the State of Nevada on October 16, 2007 and was extra-provincially registered in British Columbia, Canada on October 29, 2007. Protecwerx intends to develop, manufacture and sell protective clothing devices for the general public and specifically operators of recreational vehicles.

  At January 31, 2008, substantially all of Protecwerx’s assets and operations are located and conducted in Canada.

  Summary of Significant Accounting Policies

a)	Development Stage

Protecwerx is a development stage company as defined in Financial Accounting Standards (“FAS”) No. 7, as it is devoting substantially all of its efforts to developing markets for its product and there have been no significant revenues from planned principal operations from inception through January 31, 2008. Consequently accumulated amounts are shown from the commencement of this development stage, October 16, 2007.

b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

c)	Cash and Cash Equivalents

For statement of cash flows purposes, Protecwerx considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

d)	Revenue Recognition

Protecwerx recognizes revenue in accordance with the criteria outlined in the Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”) Revenue Recognition. Revenues will be recognized when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. As of January 31, 2008, Protecwerx had no revenues.

e)	Research and development

All costs for research and development activities are expensed as incurred. Protecwerx expenses the costs of licenses of patents and the prosecution of patents until the issuance of such patents and the commercialization of related products is reasonably assured. Acquired in process research and development that does not have a future alternative use is expensed when acquired. From inception through January 31, 2008, $8,000 was expensed as research and development costs related to the acquired technology.

f)	Income Taxes

Protecwerx uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Effective January 31, 2007, Protecwerx implemented the FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS No. 109. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax position.

g)	Basic Loss Per Share

Protecwerx reports basic loss per share in accordance with FAS No. 128, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). At January 31, 2008, Protecwerx had no outstanding common stock equivalents.

h)	Stock based compensation

Protecwerx recognizes stock based compensation under SFAS No. 123(R). SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Protexwerx accounts for non-employee share-based awards in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services.”

i)	Currency Translation

Assets and liabilities of foreign operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Foreign currency transactions are primarily undertaken in Canadian dollars. Protecwerx has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. As of January, foreign currency translations were nominal.

j)	Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

  Note 2 Going Concern

  These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that Protecwerx will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should Protecwerx be unable to continue as a going concern. At January 31, 2008, Protecwerx had not yet achieved profitable operations, has accumulated losses since its inception and expects to incur further losses in the development of its business, all of which raise substantial doubt about Protecwerx’s ability to continue as a going concern. Protecwerx’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

  Note 3 Income Taxes

  The Company uses the asset and liability method of accounting for deferred income taxes wherein deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes at rates expected to be in effect when the differences are realized. During fiscal 2008, the Company incurred net losses and therefore has no current tax liability. The net deferred tax asset generated by The Company’s net operating loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $48,725 at January 31, 2008.

  At January 31, 2008, deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$ 7,309
Less: valuation allowance	(7,309)
Net deferred tax assets	$ -

  Note 4 Related Party Transactions

(a)	On October 17, 2007, the Company issued 30,000,000 shares of common stock to the President of the Company at $0.002 per share for cash proceeds of $60,000.

(b)	On October 17, 2007, the Company issued 5,000,000 shares of common stock to the spouse of the President of the Company at $0.002 per share for cash proceeds of $10,000.

(c)	Protecwerx’s principal office space was provided by the President pursuant to a verbal agreement for $200 per month on a month-to-month basis.

  Note 5 Common Stock

(a)	On October 17, 2007, the Company issued 30,000,000 shares of common stock to the President of the Company at $0.002 per share for cash proceeds of $60,000.

(b)	On October 17, 2007, the Company issued 5,000,000 shares of common stock to the spouse of the President of the Company at $0.002 per share for cash proceeds of $10,000.

(c)	On October 30, 2007 the Company issued 3,000,000 shares of common stock to a non- US person at $0.004 per share for cash proceeds of $12,000.

(d)	In December 2007 the Company issued 12,000 shares of common stock to non-US people at $0.25 per share for proceeds of $3,000.

(e)	During April 2008, the Company issued 2,000 shares of common stock at $.25 per share for total proceeds of $500. These shares were subscribed and paid for on December 7, 2007, but due to an administrative delay they were not issued by the Company until April 10, 2008.

  Note 6 Subsequent events

(a)	During March 2008, the Company sold 16,500 shares of common stock at $.25 per share for total proceeds of $4,125.

(b)	During April 2008, the Company sold 12,000 shares of common stock at $1.00 per share for total proceeds of $12,000.

  Management's Discussion and Analysis of Financial Position and Results of Operations

  The following discussion should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

  Forward Looking Statements

  This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

  Liquidity and Capital Resources for the year ended January 31, 2008.

  We only have limited operations and are solely dependent on the funds raised through our equity or debt financing. At January 31, 2008 we had cash of $39,427 in our bank accounts. As of January 31, 2008, we had total current assets of $41,594 and total current liabilities of $4,819, creating a working capital surplus of $36,775. Our accumulated deficit was $48,725 as at January 31, 2008. Our net loss of $48,725 from October 16, 2007 (date of inception) to January 31, 2008 was funded by our equity financing. Since our inception on October 16, 2007 to May 15, 2008, we raised $101,625 from the sale of our common stock.

Date of issuance	Type of security issued	Number of securities issued	Price per security ($)	Total funds received ($)
October 17, 2007	Common Shares	35,000,000	0.002	70,000
October 30, 2007	Common Shares	3,000,000	0.004	12,000
December 31, 2007	Common Shares	12,000	0.25	3,000
March 31, 2008	Common Shares	16,500	0.25	4,125
April 9, 2008	Common Shares	12,000	1.00	12,000
April 10, 2008	Common Shares	2,000	0.25 (1)	500
Total				101,625

  (1) These shares were subscribed and paid for on December 7, 2007, but due to an administrative delay these shares were not issued by us until April 10, 2008.

  From October 16, 2007 (inception) to January 31, 2008 we used net cash of $46,073 in operating activities. We did not have any investing activities since our inception to January 31, 2008. We received net cash of $85,500 from financing activities, including private placements at $0.002 per share, $0.004 per share and $0.25 per share.

  The following table describes our objectives for the next 12 months (beginning June 2008):

	Target completion date	Our cost
Description	or, if not known, number	to complete
	of months to complete	($)
Further development of Ankle Armor	June 2008	10,000
Development of website	July 2008	5,000
Manufacture initial prototypes	August 2008	10,000
Patent protection application	September 2008	60,000
Tradeshows	September 2008	25,000
Final development of Ankle Armor	November 2008	50,000
Setup of a product line and manufacturing	December 2008	550,000
Acquisitions of other injury protection technologies or businesses	February 2009	60,000
Sales and marketing	12 months	100,000
Professional fees (including the expenses of this Prospectus)	12 months	100,000
Management fees	12 months	25,000
Consulting expenses	12 months	55,000
Corporate communications and investor relations	12 months	200,000
General and administration expenses	12 months	100,000
Total		1,350,000

  We expect to spend approximately $1,350,000 for further research and development of Ankle Armor and potential acquisitions of other injury protection technologies and businesses. There is no assurance that alternative financing will be available. We have not attained profitable operations and are dependent upon obtaining financing to continue our operations and pursue any planned business activities. We anticipate that we will require significant expenditures of capital over the next 12 months. We are seeking equity financing to provide for the capital required to fully carry out our business plan. We cannot guarantee we will be successful in our business operations.

  At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our operations. Of the $1,350,000 that we need for the next 12 months, we had $39,427 in cash and $36,775 in working capital as of January 31, 2008. In order to fully carry out our business plan, we need additional financing of approximately $1,311,000 for the next 12 months. In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering. We intend to negotiate with our management and consultants to pay parts of salaries and fees with stock and stock options instead of cash. There can be no assurance we will be successful in our efforts to secure additional equity financing.

  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow from stockholders or other outside sources to sustain operations and meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives.

  These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure. In such an event, we intend to implement expense reduction plans in a timely manner. However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business. You may lose your entire investment.

  If operations and cash flow improve through these efforts, management believes that we can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or an improvement in our liquidity situation. The threat of our ability to continue as a going concern will be removed only when revenues have reached a level that sustains our business operations.

  Results of Operations for the year ended January 31, 2008

  Lack of Revenues

  We were incorporated on October 16, 2007 and have limited operational history. Since our inception on October 16, 2007 to January 31, 2008, we have never generated any revenues. We plan to further research and develop our Ankle Armor product and purchase other injury protection products or businesses in the future. However, we anticipate that we will incur substantial losses over the next year and our ability to generate any revenues in the next 12 months continues to be uncertain.

  Expenses

  We accumulated total expenses of $48,725 from October 16, 2007 (date of inception) to January 31, 2008, including $8,000 in research and development and $40,725 in general and administrative expenses. Our general and administrative expenses consist of professional fees, bank charges, courier, postage costs and office supplies.

  Net Loss

  Since our inception on October 16, 2007 to January 31, 2008, we have incurred net loss of $48,725. Our net loss per share was $nil since our inception on October 16, 2007 to January 31, 2008.

  Inflation

  The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

  Off Balance Sheet Arrangements

  We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

  Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

  The accounting firm of Malone & Bailey P.C., Independent Registered Public Accounting Firm, audited our consolidated financial statements for the period since inception to January 31, 2008. Since inception, we have had no changes in or disagreements with our accountants.

  Directors, Executive Officers, Promoters, And Control Persons

  Directors and Officers

  Our Bylaws allow the number of directors to be fixed by the Board of Directors. Our Board of Directors has fixed the number of directors at one.

  Our current directors and officers are as follows:

Name	Age	Position
Jerry Boyd	45	Director, President, CEO, CFO, Secretary, Chief
		Accounting Officer, Principal Accounting Officer and
		Treasurer

  Jerry Boyd will serve as our director until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

  Jerry Boyd, Director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.

  On October 17, 2007 we appointed Jerry Boyd as a director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer and he has held these positions since then.

  Mr. Boyd has over 20 years of managerial experience, with 15 of those years being spent in automotive, motorcycle, and parts export to the United States, Europe, and Asia. As a General Manager at one of Western Canada’s largest municipal equipment companies, Mr. Boyd excelled in corporate sales, operations, and resource management. From 1994 to present, Mr. Boyd has acted as the President of Javatrading Inc., a company he founded. Javatrading Inc. is involved in exporting various vehicles including automobiles and motorcycles, as well as replacement and aftermarket parts, to various markets in United States, Europe and Asia. Through this experience Mr. Boyd has gathered many industry contacts both in Canada and the US as well as overseas.

  Other than as outlined above, our officer and director does not currently serve on the boards of any other public companies.

  Management Agreements

  We have not entered into any management agreements with Jerry Boyd as of May 15, 2008.

  Significant Employees

  As of May 15, 2008, we have no part time or full time employees. Our director, President, CEO and CFO, Jerry Boyd, works part time as an independent contractor and works in the areas of business development and management. He currently contributes approximately 20 hours a week to us. We currently engage independent contractors in the areas of accounting, legal, consulting, and bookkeeping services.

  Family Relationships

  There are no family relationships among our officers, directors, or persons nominated for such positions.

  Legal Proceedings

  None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
    any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
    being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
    being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  Audit Committee

  The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director us and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

  Code of Ethics

  We have presently not adopted a code of ethics due to the fact that we are in the early stage of our operations. We intend to adopt a code of ethics within the next year.

  Executive Compensation

  The following Summary Compensation Table sets forth the total annual compensation paid or accrued by us to or for the account of the Principal Executive Officer (“PEO”) and our two most highly compensated executive officers other than the PEO as long as their compensation is in excess of $100,000:

  Summary Compensation Table for Directors and Officers

		Annual Compensation			Long Term Compensation
					Awards		Payout(s)
Nonqualified
Name and						Nonequity	deferred
Principal				Stock	Option	incentive plan	compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	compensation	earnings	Compensation	Total
		$	$	$	$	$	$	$	$
Jerry Boyd (1)	2007 (1)	0	0	0	0	0	0	0	0

(1) From our inception on October 16, 2007 to January 31, 2008.

  Option Grants in Last Fiscal Year

  No Options were granted in the last fiscal year to any executive officers.

  Compensation of Directors

  Our sole director has not received any compensation for his services as a director since inception on October 16, 2007. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our Board of Directors or a compensation committee which may be established.

  Pension, Retirement or Similar Benefit Plans

  There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

  Compensation Committee

  We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

  The following table sets forth the ownership, as of May 15, 2008, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of May 15, 2008, there were 38,042,500 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and
		Nature of
Title of Class		Beneficial	Percent of
	Name and Address of Beneficial Owner	Ownership	Class
		(#)	(%)
Common Shares	Jerry Boyd (1)	35,000,000 (2)	92
	2292 West 49th Ave
	Vancouver, BC V6M 2T9
	Canada
	All Officers and Directors as	35,000,000	92
	a Group
Common Shares	Samson Chang	3,000,000	8
	7347 Queenston Court
	Burnaby, BC V5A 3M5
	Canada

(1)	Jerry Boyd is our director, President, CEO, CFO, PAO, Secretary and Treasurer.

(2)	Includes 30,000,000 shares owned by Jerry Boyd and 5,000,000 owned by his wife, Francine Boyd.

  Changes In Control

  There are currently no arrangements which would result in a change in control of us.

  Certain Relationships and Related Transactions

  On October 17, 2007, we issued 30,000,000 shares of our common stock to Jerry Boyd, our director, President, CEO and CFO at $0.002 per share for cash proceeds of $60,000.

  On October 17, 2007, we issued 5,000,000 shares of our common stock to Francine Boyd, Jerry Boyd’s spouse, at $0.002 per share for cash proceeds of $10,000.

  Other than as disclosed in our section entitled “Executive Compensation”, below, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last 2 fiscal years.

  Director Independence

  The OTC Bulletin Board which we plan to list on does not have any director independence requirements.

  Jerry Boyd is our sole director and officer and as such does not meet any of the definitions for independent directors. Once we engage further directors and officers, we will develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

  Disclosure of Commission Position on Indemnification of Securities Act Liabilities

  Under our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

  Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

  Other Expenses of Issuance and Distribution

  Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

SEC filing fee	$ 2
Legal fees and expenses	22,000
Accounting fees and expenses	5,000
Printing and marketing expenses	100
Miscellaneous	398
Total	$ 27,500

  Though the expenses incurred in connection with this offering are not substantially greater than the amount of the offering, our management felt that an application for registration and the eventual listing on the FINRA OTC Bulletin Board will help us raise additional funds required by us to continue operations.

  Indemnification of Officers and Directors

  The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

    Article VII of our bylaws, filed as Exhibit 3.2 to this Prospectus; and
    Nevada Revised Statutes (“NRS”), Chapter 78.

  Nevada Revised Statutes

  Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

  “Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

  Section 78.5702 of the NRS provides as follows:

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

  Our Bylaws

  Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

  The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

  Recent Sales of Unregistered Securities

  Since inception on October 16, 2007 to May 15, 2008, we have made the following sales of unregistered securities:

  On October 17, 2007, we issued 30,000,000 shares of our common stock to Jerry Boyd, our sole director and officer at $0.002 per share for cash proceeds of $60,000. These shares were issued under the Regulation S exemption from registration.

  On October 17, 2007, we issued 5,000,000 shares of our common stock to Francine Boyd at $0.002 per share for cash proceeds of $10,000. Francine Boyd is Jerry Boyd’s spouse. These shares were issued under the Regulation S exemption from registration.

  On October 30 2007, we issued 3,000,000 shares of our common stock to Samson Chang at $0.004 per share for cash proceeds of $12,000. These shares were issued under the Regulation S exemption from registration.

  During December 2007 we issued 12,000 shares of our common stock to various investors at $0.25 per share for cash proceeds of $3,000. These shares were issued under the Regulation S exemption from registration.

  On March 1, 2008 we issued 16,500 shares of our common stock to various investors at $0.25 per share for cash proceeds of $4,125. These shares were issued under the Regulation S exemption from registration.

  On April 9, 2008 we issued 12,000 shares of our common stock to various investors at $1.00 per share for cash proceeds of $12,000. These shares were issued under the Regulation S exemption from registration.

  On April 10, 2008 we issued 2,000 shares of our common stock to an investor at $0.25 per share for cash proceeds of $500. These shares were subscribed and paid for on December 7, 2007, but due to an administrative delay these shares were not issued by us until April 10, 2008. These shares were issued under the Regulation S exemption from registration.

  We completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor was not a US person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a US person.

  Exhibits and Financial Statement Schedules

  Financial Statement Schedule:

  The financial statement schedules are omitted because they are inapplicable or the requested information is shown in our financial statements or related notes thereto.

  Exhibits:

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation as filed with the Nevada Secretary of State on October 16, 2007
3.2	Bylaws
4	Instrument Defining the Right of Holders - Form of Share Certificate
5.1	Legal Opinion
10.1	Technology Assignment Agreement with Hakeem Hassan dated October 31, 2007
10.2	Subscription Agreement with Jerry Boyd dated October 17, 2007
10.3	Subscription Agreement with Francine Boyd dated October 17, 2007
23.1	Consent of Auditor
23.2	Legal Consent

  Undertakings

  Protecwerx hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus to:

	a)	include any Prospectus required by Section 10(a)(3) of the Securities Act;

b)

  reflect in the Prospectus any facts or events arising after the effective date of the Prospectus (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Prospectus; and

	c)	include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in the Prospectus;

2.	that for determining liability under the Securities Act, treat each post-effective amendment as a new Prospectus of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

3.	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

4.	for determining liability of Protecwerx under the Securities Act to any purchaser in the initial distribution of the securities, Protecwerx undertakes that in a primary offering of securities of Protecwerx pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, Protecwerx will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of Protecwerx relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of Protecwerx or used or referred to by Protecwerx;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about Protecwerx or its securities provided by or on behalf of Protecwerx; and

	(iv)	Any other communication that is an offer in the offering made by Protecwerx to the purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  Signatures

  In accordance with the requirements of the Securities Act, Protecwerx certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington on May 15, 2008.

Protecwerx Inc.

By: /s/ Jerry Boyd
Jerry Boyd
President, Director, Chief Executive Officer
Chief Financial Officer, Principal
Accounting Officer, Secretary and
Treasurer

  In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE
/s/ Jerry Boyd	President, Director, CEO, CFO,	May 15, 2008
Jerry Boyd	Principal Accounting Officer,
Secretary and Treasurer

  Exhibits:

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation as filed with the Nevada Secretary of State on October 16, 2007
3.2	Bylaws
4	Instrument Defining the Right of Holders - Form of Share Certificate
5.1	Legal Opinion
10.1	Technology Assignment Agreement with Hakeem Hassan dated October 31, 2007
10.2	Subscription Agreement with Jerry Boyd dated October 17, 2007
10.3	Subscription Agreement with Francine Boyd dated October 17, 2007
23.1	Consent of Auditor
23.2	Legal Consent